UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2016, Royal Gold, Inc. (“Royal Gold” or the “Company”) and its wholly-owned subsidiary, RGLD Gold AG (“RGLD”) entered into a previously disclosed amendment (the “Third Amendment”) to the Amended and Restated Purchase and Sale Agreement, dated December 14, 2011, among Royal Gold, RGLD, Thompson Creek Metals Company Inc. (“Thompson Creek”) and one of Thompson Creek’s wholly-owned subsidiaries, as amended by the First Amendment thereto, dated August 8, 2012, and the Second Amendment thereto, dated December 11, 2014. The Third Amendment was executed concurrently with the closing of the Plan of Arrangement between Centerra Gold, Inc. (“Centerra”) and Thompson Creek, pursuant to which Centerra acquired all of the issued and outstanding common shares of Thompson Creek. As a result of the Third Amendment, RGLD’s 52.25% gold stream at Mount Milligan has been amended to a 35.0% gold stream and 18.75% copper stream. RGLD will continue to pay US$435 per ounce of gold delivered and will pay 15% of the spot price per metric tonne of copper delivered.

In connection with the Third Amendment, on October 20, 2016, RGLD entered into an Intercreditor Agreement (the “Intercreditor Agreement”) among RGLD, Thompson Creek and The Bank of Nova Scotia as administrative agent for the Senior Debt Secured Parties identified therein (the “Senior Debt Secured Parties”). The Intercreditor Agreement provides that the Senior Debt Secured Parties agreed to subordinate certain aspects of their security interest in the assets related to Mount Milligan to the interests of RGLD, and RGLD agreed to subordinate certain aspects of its security interest in the assets related to Mount Milligan to the interests of the Senior Debt Secured Parties. RGLD will retain a first priority security interest in 35.0% of the payable gold produced from Mount Milligan and all proceeds thereof, and a first priority security interest in 18.75% of the payable copper produced from Mount Milligan and all proceeds thereof, and will subordinate to the Senior Debt Secured Parties all other aspects of its security interest in the Mount Milligan project.

Item 7.01	Regulation FD Disclosure.

On October 18, 2016, the Company issued an announcement regarding Thompson Creek’s shareholders’ approval of the Plan of Arrangement and the terms of the proposed amendment described above. The press release is furnished as Exhibit 99.1 hereto.

On October 20, 2016, the Company announced the Third Amendment. The press release is furnished as Exhibit 99.2 hereto.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 18, 2016 regarding Thompson Creek shareholder approval and the proposed amendment.
99.2	Press Release dated October 20, 2016 regarding the Third Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: October 21, 2016	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 18, 2016 regarding Thompson Creek shareholder approval and the proposed amendment.
99.2	Press Release dated October 20, 2016 regarding the Third Amendment.